UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On June 29, 2009, the Board of Directors (the “Board”) of Assurant, Inc. (the “Company”) elected Lawrence V. Jackson to the Board. Mr. Jackson’s appointment is effective as of July 1, 2009. Mr. Jackson will serve as a Class II director. Mr. Jackson has not been named to serve on any committee of the Board. There are no arrangements or understandings between Mr. Jackson and any other person pursuant to which Mr. Jackson was elected as a director.

While serving as a director, Mr. Jackson will receive annual retainers and per-meeting fees in accordance with the terms and conditions of the Assurant Directors Compensation Plan, described in the Company’s 2009 Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 9, 2009. In addition, in connection with his appointment, Mr. Jackson will receive a grant of a number of time-based restricted stock units (“RSUs”) having a value of $80,000 (determined based on the fair market value of the Company’s common stock on the grant date) under the Assurant, Inc. Long Term Equity Incentive Plan (the “ALTEIP”), pursuant to a Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) for grants of equity compensation to non-employee directors. The following description of the form of RSU Award Agreement is qualified in its entirety by reference to the ALTEIP plan document appended as an exhibit to the Form S-8 Registration Statement filed with the SEC on May 15, 2008 and the form of RSU Award Agreement filed as Exhibit 10.1 hereto.

The form of RSU Award Agreement provides for the award of RSUs that vest in equal annual installments on each of the first three anniversaries of the grant date, subject to a director’s continuous service on the Board through the applicable vesting date. RSUs are settled in shares of the Company’s common stock no later than 30 days following the applicable vesting date, and are credited with dividend equivalents that are paid in cash no later than 45 days following the record date for the related cash dividend. RSUs fully vest upon a Change of Control (as defined in the ALTEIP). Upon a termination of service (i) due to death or disability, vesting will be determined on a pro rata basis, or (ii) for any other reason, all unvested RSUs will be forfeited without payment. Directors are not entitled to voting rights with respect to any RSUs.

In connection with Mr. Jackson’s election, the Company issued a press release on July 1, 2009. The text of the press release, which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Form of Assurant, Inc. Restricted Stock Unit Award Agreement for Non-Employee Directors.

Exhibit 99.1	Press Release dated July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/s/ Stephen W. Gauster
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary

Date: July 1, 2009